UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2019

ARDELYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001‑36485	26‑1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

34175 Ardenwood Blvd., Suite 200

Fremont, CA 94555

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 745‑1700

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14,  2019,  Ardelyx, Inc. (the “Company”) appointed Geoffrey A. Block, M.D. as a member of its board of directors (the “Board”), effective immediately, to serve in Class II until the 2019 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. In connection with Dr. Block’s appointment, the Board increased the authorized number of members of the Board from eight to nine members. Following Dr. Block’s appointment, Class II will consist of David Mott,  Michael Raab and Dr. Block.

Dr. Block was also appointed to serve as a member of the Nominating and Goverance Committee of the Board effective June 13, 2019.  Following the effective date of Dr. Block’s appointment, the Nominating and Governance Committee will consist of Gordon Ringold, Ph.D., as chairman, David Mott, Annalisa Jenkins, MBBS, FRCP, and Dr. Block.

The Board has determined that Dr. Block is independent as defined in Listing Rule 5605 of The Nasdaq Stock Market LLC for purposes of serving on the Board.   Pursuant to the Company’s compensation program for its non-employee directors, (the “Director Compensation Program”), Dr. Block will receive an option to purchase 75,000 shares of the Company’s common stock. Dr. Block’s options will have a per share exercise price equal to the last reporting sale price reported by The Nasdaq Stock Market on the date of grant, and the option will vest over three years in substantially equal installments on each monthly anniversary of the grant date so long as Dr. Block remains on the Board through each such vesting date. In addition, Dr. Block will be entitled to receive annual cash retainers in the amount of $40,000 per year for his service on the Board and $5,000 per year for his service on our Nominating and Governance Committee and any other compensation provided pursuant to the Director Compensation Program.

The Company intends to enter into its standard form of indemnification agreement with Dr. Block.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2019	ARDELYX, INC.

	By:	/s/ Mark Kaufmann
Mark Kaufmann
Chief Financial Officer

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